                                                                      EXHIBIT 12

TAMBRANDS INC.
FORM 10-Q
PART II, ITEM 6., EXHIBIT 12
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(UNAUDITED)

The following table sets forth the Company's ratio of earnings to fixed charges for the periods indicated.

                                                                 Nine months           Three months
                                                                    ended                 ended
(in thousands, except ratios)                                   Sept. 30, 1994        Sept. 30, 1994
                                                                ---------------------------------------
Earnings:
  Income before income taxes                                          $106,468               $39,719
  Fixed charges                                                          7,397                 2,497
                                                                ---------------------------------------
    EARNINGS                                                          $113,865               $42,216
                                                                =======================================

Fixed charges:
  Interest portion of operating
    lease expense:
     Operating lease expense                                            $2,971                  $942
     Assumed interest factor                                              0.33                  0.33
                                                                ---------------------------------------
      Interest portion of operating
       lease expense                                                       980                   311
  Interest expense                                                       6,417                 2,186
                                                                ---------------------------------------
    FIXED CHARGES                                                       $7,397                $2,497
                                                                =======================================
RATIO OF EARNINGS TO FIXED CHARGES                                        15.4                  16.9
                                                                =======================================
